EXHIBIT 10(b)(1)

EXECUTION COPY

AMENDMENT NO. 5 TO THE AMENDED AND

RESTATED SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 5 TO THE AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of January 26, 2007 (this “Amendment”), is entered into in connection with that certain Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”), by and among NEWSTAR CP FUNDING LLC, a Delaware limited liability company, as the seller (together with its successors and assigns in such capacity, the “Seller”), NEWSTAR FINANCIAL INC., a Delaware corporation (together with its successors and assigns, the “Company”), as the originator (together with its successors and assigns in such capacity, the “Originator”), and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Wachovia”), as the swingline purchaser (together with its successors and assigns in such capacity, the “Swingline Purchaser”), certain conduit purchasers and purchaser agents party thereto (each, together with its successors and assigns in such capacity, a “Conduit Purchaser” and a “Purchaser” and, collectively with the Swingline Purchaser, the “Purchasers”), WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (together with its successors and assigns, “WCM”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and as the Purchaser Agent with respect to Variable Funding Capital Company LLC as Conduit Purchaser (together with its successors and assigns in such capacity, the “VFCC Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “US Bank”), not in its individual capacity but as the trustee (together with its successors and assigns in such capacity, the “Trustee”), and LYON FINANCIAL SERVICES, INC., a Minnesota corporation, doing business as U.S. Bank Portfolio Services, not in its individual capacity but as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

R E C I T A L S

WHEREAS, the parties hereto previously entered into the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendments.

(a) The definition “Advance Rate” in Section 1.1 of the Agreement is hereby amended by inserting the following after the word “Other” in the “Real Estate Loans” chart:

“, including Healthcare & Hospitality”

(b) The definition “Concentration Limits” in Section 1.1 of the Agreement is hereby amended by amending and restating clause (d) thereof in its entirety as follows:

“(d) the sum of the Principal Balances of Eligible Assets that are Real Estate Loans:

(i) to Obligors the primary Related Property with respect to which the Loans were underwritten is located in any state shall not exceed the greater of $37,500,000 or 25% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans; provided that, the two states having the highest concentrations shall each not exceed the greater of $52,500,000 or 35% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;

(ii) secured by Office Property shall not exceed the greater of $102,000,000 or 75% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans; provided that, after April 26, 2007 shall not exceed the greater of $90,000,000 or 60% and after June 25, 2007 shall not exceed the greater of $82,500,000 or 55%;

(iii) secured by Multifamily Property shall not exceed the greater of $60,000,000 or 40% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;

(iv) secured by Retail Property shall not exceed the greater of $45,000,000 or 30% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;

(v) secured by Industrial Property shall not exceed the greater of $45,000,000 or 30% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;

(vi) secured by Hospitality Property shall not exceed the greater of $37,500,000 or 25% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;

(vii) secured by Healthcare Property shall not exceed the greater of $15,000,000 or 10% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans provided that, such Loan is not a Mezzanine Loan;

(viii) secured by properties other than those described in subsections (ii) to (vii) above, shall not exceed the greater of $30,000,000 or 20% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans; provided that, Real Estate Loans secured by condominium conversions shall not exceed the greater of $15,000,000 or 10% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;

(ix) that are B-Notes or Mezzanine Loans shall not in the aggregate exceed the greater of $30,000,000 or 20% of the aggregate Principal Balance of all Eligible Assets that are Real Estate Loans;”

(c) The definition “Concentration Limits” in Section 1.1 of the Agreement is hereby amended by amending and restating clause (r) thereof in its entirety as follows:

“(r) the sum of the Principal Balances of Eligible Assets that are in the same Moody’s Industry Classification Group other than the “Buildings and Real Estate” classification shall not exceed 20% of the Facility Amount;”

(d) Section 1.1 is hereby amended by adding the following definition in proper alphabetical order:

“Healthcare Property”: Means, hospitals, clinics, nursing homes, sport clubs, spas and other healthcare facilities and other similar real property interests used in one or more similar business (but excluding medical offices);

“Hospitality Property”: Means, hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses;

“Industrial Property”: Means, factories, refinery plants, breweries, and other similar real property interests in one or more similar businesses;

“Multifamily Property”: Means, multifamily dwellings such as apartment blocks, condominiums and cooperative owned buildings;

“Office Property”: Means, office buildings (including medical offices), conference facilities and other similar real property interests used in the commercial real estate business;

“Retail Property”: Means, retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses;

SECTION 2. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 3. Representations and Warranties.

Each of the Originator, the Seller and the Servicer represents and warrants with respect to itself as of the date of this Amendment and as of the Facility Increase Effective Date as follows:

(a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(b) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(d) this Amendment has been duly executed and delivered by it;

(e) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(f) it is not in default under the Agreement; and

(g) there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 4. Conditions Precedent.

The effectiveness of this Amendment is subject to the due execution of this Amendment by each of the parties hereto.

SECTION 5. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	NEWSTAR CP FUNDING LLC

By: NewStar Financial, Inc., its Designated Manager

	By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.

	By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

THE ADMINISTRATIVE AGENT AND THE VFCC AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Raj Shah
	Name:	Raj Shah
	Title:	Managing Director

THE PURCHASER:	VARIABLE FUNDING CAPITAL COMPANY LLC

By: Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, SR.
	Name:	Douglas R. Wilson, SR.
	Title:	Vice President

[Signatures Continued on the Following Page]

Amendment No. 5 to Amended and Restated

Sale and Servicing Agreement

THE SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Michael Romanzo, CFA
	Name:	Michael Romanzo, CFA
	Title:	Vice President

Amendment No. 5 to Amended and Restated

Sale and Servicing Agreement